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USA TRUCK, INC.
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USA TRUCK, INC.
3200 Industrial Park Road
Van Buren, Arkansas 72956

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 2, 2012

To the Stockholders of USA Truck, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (“Annual Meeting”) of USA Truck, Inc. (the “Company”) will be held at the corporate offices of the Company at 3200 Industrial Park Road, Van Buren, Arkansas 72956, on Wednesday, May 2, 2012, at 10:00 a.m., local time, for the following purposes:

1.	To elect three (3) Class II directors for a term expiring at the 2015 Annual Meeting.

2.	Advisory approval of the Company’s executive compensation.

        Only holders of record of the Company’s Common Stock at the close of business on March 5, 2012, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

The Company’s Proxy Statement is submitted herewith.  The Annual Report for the year ended December 31, 2011, is being mailed to stockholders contemporaneously with the mailing of this Notice and Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to Be Held on May 2, 2012

 We have elected to provide access to our proxy materials both by: (i) sending you this full set of proxy materials, including a proxy card; and, (ii) notifying you of the availability of our proxy materials on the Internet.  This Notice of Meeting, Proxy Statement, and our Annual Report to Stockholders for the fiscal year ended December 31, 2011, are available online and may be accessed at http://www.cfpproxy.com/4887.  We do not use “cookies” or other software that identifies visitors accessing these materials on this website.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

By Order of the Board of Directors
J. RODNEY MILLS
Secretary
Van Buren, Arkansas
April 4, 2012

YOUR VOTE IS IMPORTANT.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.  YOU MAY ALSO VOTE ON THE INTERNET ANYTIME PRIOR TO 3:00 A.M. EDT ON MAY 2, 2012 BY COMPLETING THE ELECTRONIC VOTING INSTRUCTION FORM FOUND AT HTTP://WWW.CFPPROXY.COM/4887 OR BY TELEPHONE ANYTIME PRIOR TO 3:00 A.M. EDT ON MAY 2, 2012 USING A TOUCH-TONE TELEPHONE AND CALLING 1-855-484-1039.  RETURNING YOUR PROXY NOW WILL NOT INTERFERE WITH YOUR RIGHT TO ATTEND THE ANNUAL MEETING OR TO VOTE YOUR SHARES PERSONALLY AT THE ANNUAL MEETING, IF YOU WISH TO DO SO. THE PROMPT RETURN OF YOUR PROXY MAY SAVE US ADDITIONAL EXPENSES OF SOLICITATION.

USA TRUCK, INC.
3200 Industrial Park Road
Van Buren, Arkansas 72956

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on May 2, 2012

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck, Inc., a Delaware corporation (the “Company,” “USA Truck,” “we,” “our” or “us”), for use at the Annual Meeting of Stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice.  The mailing address of the Company is 3200 Industrial Park Road, Van Buren, Arkansas 72956, and its telephone number is (479) 471-2500.

The cost of soliciting proxies will be borne by the Company.  In addition to solicitation by mail, certain officers and employees of the Company, who will receive no special compensation therefor, may solicit proxies in person or by telephone, telegraph, facsimile or other means.  The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock of the Company.

The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 4, 2012.

REVOCABILITY OF PROXY

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting.  A proxy may be revoked by delivery of written notice of revocation to J. Rodney Mills, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting.  If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein.  If no direction is given, such shares will be voted for election of all nominees for director and at the discretion of the person(s) named as proxy(ies) therein on any other matters that may properly come before the Annual Meeting or any adjournments thereof.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has fixed the close of business on March 5, 2012, as the record date for determining the stockholders having the right to notice of, and to vote at, the Annual Meeting.  As of the record date, 10,429,489 shares of Common Stock were outstanding and entitled to vote at the meeting.  Each stockholder will be entitled to one vote for each share of Common Stock owned of record on the record date.  The stock transfer books of the Company will not be closed.  Stockholders are not entitled to cumulative voting with respect to the election of directors.  The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, are necessary to constitute a quorum.

REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

The Company’s bylaws provide that the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at an Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company.  Thus, any abstentions or broker non-votes will have no effect on the election of directors.

If you are a holder of record of our Common Stock, you may vote your shares either (i) over the telephone by calling a toll-free number, (ii) by using the Internet, or (iii) by mailing your proxy card.  Owners who hold their shares in street name will need to obtain a voting instruction form from the institution that holds their stock and must follow the voting instructions given by that institution.

The above-mentioned telephone and Internet-voting procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly.  If you choose to vote by telephone or by using the Internet, please refer to the specific instructions on the proxy card.  The deadline for voting by telephone or the Internet is 3:00 a.m. Eastern Time on Wednesday, May 2, 2012.  If you wish to vote using the proxy card, complete, sign and date your proxy card and return it to us before the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each of our current directors (including the three nominees for election at the Annual Meeting), each executive officer named in the Summary Compensation Table, and all current directors and executive officers as a group, including the beneficial ownership of our Common Stock as of March 5, 2012 for each individual and the group.  The table also lists the name, address and share ownership information for all stockholders known to us to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, our only class of voting securities, as of March 5, 2012.  Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him or it.

			Common Stock
			Beneficially Owned
		Director	Number of		Percent
Name and (if applicable) Address	Age	Since	Shares*		of Class
Directors and Nominees for Director:

James B. Speed	78	1989	1,076,120	(1)	10.3%
3200 Industrial Park Road, Van Buren, Arkansas 72956

Clifton R. Beckham**	40	2007	72,438	(2)	(3)

James D. Simpson, III	71	2010	2,000	(4)	(3)

Terry A. Elliott**	66	2003	12,022	(5)	(3)

William H. Hanna	51	2005	40,164	(6)	(3)

Richard B. Beauchamp**	59	2006	2,000	(7)	(3)

Robert A. Peiser	63	2012	--	(8)	--

Named Executive Officers (Excluding Persons Named Above):

Darron R. Ming	37	--	35,435	(9)	(3)

Michael R. Weindel	43	--	47,331	(10)	(3)

J. Rodney Mills	47	--	30,215	(11)	(3)

Craig S. Shelly	36	--	4,777	(12)	(3)

All Current Directors and Executive Officers as a Group (11 Persons)			2,454,441	(13)	23.5%

Beneficial Owners of More Than 5% of Outstanding Common Stock (Excluding Persons Named Above):

Robert M. Powell			1,132,900	(14)	10.9%
200 Paddock Lane, Fort Smith, Arkansas 72903
Entities affiliated with T. Rowe Price Associates, Inc.			1,012,990	(15)	9.7%
100 E. Pratt Street, Baltimore, Maryland 21202
Donald Smith & Co., Inc.			975,026	(16)	9.3%
152 West 57th Street, New York, New York 10019
Dimensional Fund Advisors LP			814,573	(17)	7.8%
Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746
Entities affiliated with Franklin Resources, Inc.			700,000	(18)	6.7%
One Franklin Parkway, San Mateo, California 94403
Grace & White, Inc.			686,535	(19)	6.6%
515 Madison Ave, Suite 1700 New York, New York 10022
GAM Holding Ltd			600,000	(20)	5.8%
Klaustrasse 10, 8008 Zurich, Switzerland

*	All fractional shares (which were acquired through participation in our Employee Stock Purchase Plan) have been rounded down to the nearest whole share.

**      Current nominees for re-election as a director.

(1)
The amount shown includes (a) 204,652 shares of Common Stock held by Mr. Speed’s wife (of which Mr. Speed disclaims beneficial ownership), and (b) 17,669 shares of Common Stock held in a trust for the benefit of Mr. Speed’s child (of which Mr. Speed disclaims beneficial ownership).  Mr. Speed has sole voting and dispositive power with respect to 853,799 shares and shared voting and dispositive power with respect to no shares.  Mr. Speed has no shares under options that are presently exercisable or that are exercisable within 60 days following March 5, 2012.

(2)	The amount shown includes 7,010 shares of Common Stock Mr. Beckham has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 5, 2012.

(3)	The amount represents less than 1% of the outstanding shares of Common Stock.

(4)	Mr. Simpson has no shares under options that are presently exercisable or that are exercisable within 60 days following March 5, 2012.

(5)	Mr. Elliott has no shares under options that are presently exercisable or that are exercisable within 60 days following March 5, 2012.

(6)
Mr. Hanna has voting and dispositive power with respect to 40,164 shares that he beneficially owns.  Of those 40,164 shares (a) 12,300 shares are held of record by Hanna Family Investments LP and (b) 21,000 shares are held of record by Hanna Oil and Gas Company.  Mr. Hanna owns of record (c) 5,664 shares held in a revocable trust of which he is trustee.  Mr. Hanna also owns (d) 1,200 shares in an irrevocable trust of which he is trustee.  Mr. Hanna has no shares under options that are presently exercisable or that are exercisable within 60 days following March 5, 2012.

(7)	Mr. Beauchamp has no shares under options that are presently exercisable or that are exercisable within 60 days following March 5, 2012.

(8)	On February 6, 2012, Mr. Robert A. Peiser was appointed to serve on the Board of Directors of USA Truck, Inc. as a Class III Director for a term expiring at the 2013 Annual Meeting of Stockholders.

(9)	The amount shown includes 5,035 shares of Common Stock Mr. Ming has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 5, 2012.

(10)	The amount shown includes 12,007 shares of Common Stock Mr. Weindel has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 5, 2012.

(11)	The amount shown includes 5,605 shares of Common Stock Mr. Mills has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 5, 2012.

(12)	During October 2011, Mr. Shelly’s employment was terminated.

(13)
The other executive officer is David B. Hartline.  Mr. Hartline beneficially owns 2,028 shares of Common Stock.  Mr. Hartline has no shares under options that are presently exercisable or exercisable within 60 days following March 5, 2012.

(14)
This information is based solely on a report on Schedule 13G/A filed with the SEC on February 2, 2012.  The amount shown includes 12,500 shares of Common Stock held by Mr. Powell’s wife (of which Mr. Powell disclaims beneficial ownership).  Mr. Powell has sole voting and dispositive power with respect to 1,120,400 shares and shared voting and dispositive power with respect to no shares.  Mr. Powell retired from his position as Chairman of the Board and as a member of the Board of Directors on May 4, 2011.  Information is as of December 31, 2011.

(15)
This information is based solely on a report on Schedule 13G/A filed with the SEC on February 9, 2012, which indicates that T. Rowe Price Associates, Inc., an investment advisor, has sole voting power with respect to 3,190 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 1,012,990 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  T. Rowe Price Small-Cap Value Fund, Inc., an investment company, has sole voting power with respect to 1,000,000 shares, shared voting power with respect to no shares, sole dispositive power with respect to no shares and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.

(16)
This information is based solely on a report on Schedule 13G filed with the SEC on February 13, 2012, which indicates that Donald Smith & Co., Inc., an investment advisor, has sole voting power with respect to 872,526 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 975,026 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.

(17)
This information is based solely on a report on Schedule 13G/A filed with the SEC on February 14, 2012, which indicates that Dimensional Fund Advisors LP, an investment advisor, has sole voting power with respect to 798,321 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 814,573 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.

(18)
This information is based solely on a report on Schedule 13G filed with the SEC on February 9, 2012, which indicates that Franklin Advisory Services, LLC, a subsidiary of Franklin Resources, Inc., has sole voting power with respect to 700,000 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 700,000 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.

(19)
This information is based solely on a report on Schedule 13G filed with the SEC on February 7, 2012, which indicates that Grace & White, Inc., an investment advisor, has sole voting power with respect to 60,220 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 686,535 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.

(20)
This information is based solely on a report on Schedule 13G/A filed with the SEC on February 13, 2012, which indicates that GAM Holding Ltd, a parent holding company, has sole voting power with respect to all 600,000 shares indicated as being beneficially owned by it, shared voting power with respect to no shares, sole dispositive power with respect to all 600,000 shares indicated as being beneficially owned by it and shared dispositive power with respect to no shares.  Information is as of December 31, 2011.

PROPOSAL ONE:  ELECTION OF DIRECTORS

Our Restated and Amended Certificate of Incorporation provides that there shall be eight directors, subject to increases or decreases in such number by vote of the Board of Directors in accordance with the bylaws, classified into three classes, and that members of the three classes shall be elected to staggered terms of three years each.  In accordance with the current bylaws, the number of directors constituting the entire Board has been decreased to seven.  The Board presently consists of seven persons.

The current term of office of the three Class II directors will expire at the 2012 Annual Meeting and those directors have been nominated for re-election at the meeting for a term expiring at the 2015 Annual Meeting:

Class II
                                                   Term Expiring 2015
Clifton R. Beckham
Terry A. Elliott
Richard B. Beauchamp

Proxies may not be voted at the 2012 Annual Meeting for more than three nominees for election as directors.  Each of the nominees has consented to serve if elected and, if elected, will serve until the 2015 Annual Meeting or until his successor is duly elected and qualified.

Class III and Class I directors are currently serving terms expiring in 2013 and 2014, respectively.  Class III directors are James B. Speed and Robert A. Peiser.  Mr. Robert M. Powell retired as Chairman of the Board on May 4, 2011 and on February 6, 2012, Mr. Peiser was appointed to the Board of Directors to fill the vacancy created by Mr. Powell’s retirement.  Class I directors are William H. Hanna and James D. Simpson, III.

All duly submitted and unrevoked proxies will be voted FOR the nominees listed above, unless otherwise instructed.  It is expected that the nominees will be available for election, but if for any unforeseen reason any nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Nominating and Corporate Governance Committee.

Vote Required for Approval

Assuming the presence of a quorum at the Annual Meeting, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as directors.

The Board recommends that the stockholders vote “FOR” the election of the three nominees named above.

Board Leadership Structure

We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and participates in setting the agenda for Board meetings and presides over meetings of the full Board.  Under our bylaws, we have provided for a formal office of CEO and established certain duties of the CEO that were previously reserved to the President and Chairman of the Board.

Although we have no plans to combine the roles in the future, we may do so from time to time, and our bylaws recite that the CEO shall be the President unless a separate CEO shall be appointed.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term operational performance and enhance stockholder value.  A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.  The involvement of the full Board of Directors in evaluating the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determining factor of what constitutes an appropriate level of risk for the Company.  The full Board of Directors participates in this annual assessment as we believe that risk oversight is most effective when the full knowledge, experience, and skills of all directors are brought to bear on the complex subject of risk management.

In this process, risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal and compliance risk, and operational and strategic risk.  Within those three primary areas of risk, our Board of Directors, with the input of management, has identified specific areas of risk that are pertinent to our business.  Our Board of Directors regularly receives reports and has discussions with management with respect to such areas.  The Board of Directors routinely makes assignments to certain members of management to provide reports and to answer to the Board of Directors with respect to such areas.  Furthermore, our Board of Directors continually engages in discussions at the Board level and with management in an attempt to identify currently unknown risks.

While the full Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management.  For example, the Audit Committee assesses internal controls over financial reporting and, in connection therewith, receives an annual risk assessment report from the Company’s internal auditors.  Additionally, in setting compensation, the Executive Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s overall business strategy.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

Biographical Information

James B. Speed.  Mr. Speed has served as a director of the Company since 1989.  Mr. Speed served as Chairman of the Board from 1989 until he retired from that position in 2000.  Prior to his employment by us, Mr. Speed was employed for more than 20 years by ABF Freight System, Inc., a national trucking company and a subsidiary of Arkansas Best Corporation.  We believe Mr. Speed’s qualifications to serve on our Board of Directors include his extensive knowledge of the trucking industry, including our operations in particular.

Clifton R. Beckham.  Mr. Beckham has served as President, Chief Executive Officer and director since August 9, 2007.  He served as Senior Vice President, Finance from November 2003 to August 9, 2007 and Chief Financial Officer from 2002 to August 10, 2007.  He served as Secretary from 2001 to 2005, as Vice President, Finance from 2002 to 2003, as Treasurer from 2001 to 2002, as Controller from 1999 to 2001 and as Chief Accountant from 1996 to 1999.  Mr. Beckham, a Certified Public Accountant (inactive), began his professional career when he began working for us in 1994.  We believe Mr. Beckham’s qualifications to serve on our Board of Directors include his role as Chief Executive Officer, which allows the Board of Directors to interface directly with management, and his varied service to the Company in many roles since he began working for us.

Terry A. Elliott.  The Board of Directors has elected Mr. Elliott to serve as Chairman of the Board effective upon Mr. Robert M. Powell’s retirement on May 4, 2011.  Mr. Elliott has served as a director of the Company since 2003.  Mr. Elliott has chaired the Company’s Audit Committee since 2003 and has been designated the Company’s audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K.  He served as Chief Financial Officer of Safe Foods Corporation, a food safety company in North Little Rock, Arkansas, from July 2000 to August 2009 and served as a director of Safe Foods from 2000 to 2003.  Mr. Elliott also was a director of Superior Financial Corporation (the holding company for Superior Federal Bank, F.S.B.) and a member of its Audit Committee from February 2003 until Superior was sold to Arvest Holdings, Inc. in August 2003.  From 1996 to 2000, Mr. Elliott served as the Chief Financial Officer for two unrelated private start-up businesses.  Mr. Elliott was with Ernst & Young from 1968 until 1994 when he retired as Managing Partner of the Little Rock Office.  During his career he has had significant experience in the areas of accounting, auditing, public company reporting, administration and corporate development.  He is a retired Certified Public Accountant.  Mr. Elliott has also been active in a number of community and civic organizations.  We believe Mr. Elliott’s qualifications to serve on our Board of Directors include his extensive financial experience and his past service on another company’s Audit Committee.

William H. Hanna.  Mr. Hanna has served as a director of the Company since 2005.  Mr. Hanna has been President of Hanna Oil and Gas Company since January 1999.  He has worked in the oil and gas industry since 1983.  Mr. Hanna is also a director of First National Bank of Fort Smith, Arkansas and is a member of their Audit and Loan Review Committees.  Mr. Hanna brings to the Board of Directors demonstrated management ability at senior levels. His position as President of Hanna Oil and Gas Company gives Mr. Hanna critical insights into the operational requirements of a company our size, which we believe qualifies him to serve as a member of our Board of Directors.

Richard B. Beauchamp.  Mr. Beauchamp has served as a director of the Company since 2006.  Mr. Beauchamp is a Certified Public Accountant and has been a General Partner of Norris Taylor & Company, a Certified Public Accounting firm in Fort Smith, Arkansas, since 1980.  He has worked in the accounting profession since 1975.  Mr. Beauchamp is also a director of Weldon, Williams & Lick, Inc., a specialty printing company, the University of Arkansas Fort Smith Foundation and he serves on the boards of several community and civic organizations.  We believe Mr. Beauchamp’s qualifications to serve as a member of our Board of Directors includes his experience as a Certified Public Accountant and years of experience with financial matters.

James D. Simpson, III.  Mr. Simpson has served as a director of the Company since May 5, 2010, when he was elected by the Board of Directors to fill a vacancy resulting from the resignation of former director Joe D. Powers.  Mr. Simpson is an investment banker with Stephens Inc. and has been employed with them since 1969.  Mr. Simpson brings to the Board of Directors in-depth knowledge of the capital and financing markets, and experience in the capital markets for the transportation sector in particular, which we believe allows him to provide critical insights to the other members of the Board of Directors and qualifies him to serve as a member of our Board of Directors.  Mr. Simpson is also a director of various volunteer organizations.

Robert A. Peiser. Mr. Peiser has served as a director of the Company since February 6, 2012, when he was elected by the Board of Directors to fill a vacancy resulting from the retirement of former Chairman of the Board Robert M. Powell.  He is engaged in active service on corporate and not-for-profit boards and currently serves as a director for Solutia, Inc., where he serves as Chairman of the Nominating and Governance Committee and as a member of the Risk Committee, Team, Inc., where he serves as a member of the Compensation and Executive Committees, America’s PowerSports, Inc., and eCardio Diagnostics LLC.  From June 2010 to May 2011, Mr. Peiser served on the board of Signature Group Holdings, Inc., a financial services firm.  From 2008 to June 2010, Mr. Peiser served as the Chief Executive Officer and Chairman of the Board of Omniflight Helicopters, Inc., an air medical services provider.  Previously, Mr. Peiser served as President, CEO and a director of Imperial Sugar Company, a refiner and marketer of sugar products, from April 2002 through January 2010.  We believe Mr. Peiser’s qualifications to serve on our Board of Directors include his broad-based executive, director and management experience with companies in transition in a variety of domestic and international industries.  He is also the immediate past Chairman of the Texas TriCities Chapter of the National Association of Corporate Directors (“NACD”).  We believe his work with the NACD contributes to his being a valuable resource to our Board in the area of corporate governance best practices.

There is no family relationship between any director or executive officer and any other director or executive officer of the Company.

Board Meetings, Director Independence and Committees

Meetings

In 2011, the Board of Directors held nine meetings. During 2011, the Board had a standing Executive Compensation Committee, Audit Committee and Nominating Committee.  On May 4, 2011 the Board dissolved the Nonemployee Director Stock Option Committee.  In connection with the stockholders’ approval in 2011 of the amendments to the Company’s bylaws, the Board established a separate Nominating and Corporate Governance Committee comprised solely of independent directors to replace the Nominating Committee.  Each current member of the Board attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he served.  We encourage the members of our Board of Directors to attend our Annual Meetings of Stockholders.  All seven of our then-current directors attended the 2011 Annual Meeting of Stockholders.

        Director Independence

In determining the independence of its directors, the Board relies on the standards set forth in Rule 5605 (a)(2) of The NASDAQ Stock Market’s listing standards. To be considered independent under that standard, an outside director may not have a direct or indirect material relationship with the Company.  A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of the Company and its stockholders.  In determining whether a material relationship exists, the Board considers, among other things, whether a director is a current or former employee of the Company.  Annually, our General Counsel reviews the Board’s approach to determining director independence and recommends changes as appropriate.

Consistent with these considerations, the Board has determined that all of the directors, with the exception of Clifton R. Beckham and James B. Speed, are independent directors.  During 2011, Mr. Beckham was a current employee of the Company and Mr. Speed was formerly Chairman of the Board of the Company.  The independent directors met in executive session, without management directors or other representatives of management present, in connection with each quarterly meeting of the Board.

Committees

Executive Compensation Committee.  The purpose of the Executive Compensation Committee is to recommend to the Board matters pertaining to compensation of our executive officers and contributions to our 401(k) Investment Plan.  The Executive Compensation Committee is also responsible for administering the grants of options and other awards to executive officers and other employees under the 2004 Equity Incentive Plan.  Our Executive Compensation Committee’s extensive process for making executive compensation decisions is explained in more detail below.  See “Executive Compensation – Compensation Discussion and Analysis – Procedures.”

The charter for the Executive Compensation Committee, adopted effective January 23, 2008, sets forth the purpose and responsibilities of the Executive Compensation Committee in greater detail.  A copy of the Executive Compensation Committee’s charter is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.

The Executive Compensation Committee met seven times during 2011.  The Executive Compensation Committee is comprised of Richard B. Beauchamp (Chairman), Terry A. Elliott and William H. Hanna, each of whom is an independent director.

Audit Committee.  The Audit Committee has primary responsibility for assisting and directing the Board in fulfilling its oversight responsibilities with respect to our auditing, accounting and financial reporting processes.  The Audit Committee’s primary responsibilities include:

•	Monitoring our financial reporting processes and systems of internal controls regarding finance and accounting;

•	Monitoring the independence and performance of our independent registered public accounting firm, and managing the relationship between us and our independent registered public accounting firm; and

•	Providing an avenue of communication among the Board, the independent registered public accounting firm and our management.

The Audit Committee has exclusive power to engage, terminate and set the compensation of our independent registered public accounting firm.  The Audit Committee also evaluates and makes recommendations to the full Board with respect to all related-party transactions and other transactions representing actual or potential conflicts of interest, and reviews all such transactions at least annually.  The Board has adopted a written charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail.  The Audit Committee reviews and reassesses the adequacy of its formal written charter on an annual basis.  A copy of the Audit Committee’s charter as amended effective October 17, 2007, is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.

The Audit Committee met ten times during 2011.  The Audit Committee is comprised of Terry A. Elliott (Chairman), Richard B. Beauchamp and William H. Hanna.  The Board has determined that Terry A. Elliott is an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K and meets the independence and financial sophistication requirements set forth in Rule 5605(c)(2)(A) of The NASDAQ Stock Market’s listing standards.

All of the members who served on the Audit Committee during 2011 were independent as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s listing standards and meet the independence and other requirements set forth for audit committee members in Rule 5605(c)(2)(A) of those listing standards.  See “Report of Audit Committee.”

Nominating and Corporate Governance Committee.  In connection with the stockholders’ approval in May 2011 of the amendments to the Company’s bylaws, the Board established a separate Nominating and Corporate Governance Committee comprised solely of independent directors.  The members of the Nominating and Corporate Governance Committee are William H. Hanna (Chairman), Richard B. Beauchamp, Terry A. Elliott and James D. Simpson, III.  The independent directors of the Nominating and Corporate Governance Committee have responsibility to (a) recommend to the full Board corporate governance guidelines applicable to the Company, (b) lead the Board in its annual review of the Board’s performance, (c) identify individuals qualified to become Board members consistent with criteria approved by the Nominating and Corporate Governance Committee of the Board, and (d) perform such other functions as are customarily performed by nominating and corporate governance committees.

The Board met once during 2011 in its capacity as the Nominating Committee to elect nominees for reelection as directors at the 2011 Annual Meeting and once in its capacity as the Nominating and Corporate Governance Committee to approve the Nominating and Corporate Governance Committee Charter and to discuss other issues pertinent to its purpose.  The Nominating and Corporate Governance Committee met in February 2012 to elect nominees for reelection as directors at the 2012 Annual Meeting of Stockholders and to appoint Mr. Robert A. Peiser as a Class III Director.  In accordance with the Nominating and Corporate Governance Committee’s charter, in order to be considered a Nominating and Corporate Governance Committee nominee, a person’s (including an incumbent director’s) nomination must be approved by both the vote of a majority of a quorum of the full Nominating and Corporate Governance Committee and the vote of a majority of all directors.

The Nominating and Corporate Governance Committee’s policy with regard to considering director candidates recommended by stockholders is set forth in detail in the Nominating and Corporate Governance Committee charter.  Stockholders must submit such recommendations in the manner and by the dates specified for stockholder nominations in our bylaws.  The Nominating and Corporate Governance Committee will evaluate any stockholder recommendations pursuant to the same procedures that it follows in connection with consideration of recommendations received from any other source.

Whenever a determination has been made that it is necessary to nominate one or more persons, in addition to incumbent directors, the Nominating and Corporate Governance Committee will have primary authority for identifying persons who meet certain minimum qualifications and who otherwise have the experience and abilities necessary to serve as effective members of the Board.  The Nominating and Corporate Governance Committee may delegate this identification function to one or more of its members.  In performing this function, the Nominating and Corporate Governance Committee may rely on such resources as it deems appropriate, including without limitation, recommendations from our management, from our incumbent directors, from third parties or from stockholders.  In addition, the Nominating and Corporate Governance Committee may, at our expense, engage the services of professional search firms or other consultants or advisers and may pay them such fees as the Nominating and Corporate Governance Committee shall determine to be reasonable and appropriate.

Each nominee should be committed to the Company's basic beliefs as set forth in the Company's Code of Business Conduct and Ethics and shall be an individual of integrity, intelligence, and strength of character.  In addition, each nominee should have:

•	a reputation both personal and professional, consistent with the image and reputation of the Company;

•
relevant expertise and experience, including educational or professional backgrounds and should be able to offer advice and guidance to management of the Company based on that expertise and experience;

•	a working knowledge of corporate governance issues and the changing role of boards;

•	demonstrated management and/or business skills or experience that will contribute substantially to the management of the Company;

•	a general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company in today's business environment; and,

•	an understanding of the Company's business and the general trucking or transportation industry, or the willingness and ability to develop such an understanding.

Finally, in identifying and selecting persons for consideration as nominees, the Nominating and Corporate Governance Committee will consider the rules and regulations of the Securities and Exchange Commission and The NASDAQ Stock Market (or such other stock exchange or stock market on which our securities may be listed or traded from time to time) regarding the composition of the Board and the qualifications of its members.

The Nominating and Corporate Governance Committee may take such actions as it deems appropriate to evaluate whether each person who has been recommended or proposed for approval as a nominee meets the minimum qualifications, as described above, and set forth in the Nominating and Corporate Governance Committee charter, and otherwise has the experience and abilities necessary to be an effective member of the Board.  These procedures may include at least one personal interview of the candidate by the Nominating and Corporate Governance Committee, discussions with qualified representatives of companies or firms by which the candidate is or has previously been employed or on whose boards of directors the candidate is serving or has previously served, or with such other persons as the Nominating and Corporate Governance Committee deems appropriate to rely upon as references for the candidate, and completion of a questionnaire regarding the candidate’s prior employment and service on boards of directors, criminal convictions or sanctions and other matters deemed appropriate by the Nominating and Corporate Governance Committee.

It is generally the policy of the Nominating and Corporate Governance Committee to consider stockholder recommendations of proposed director nominees if such recommendations are serious and timely received.  To be timely under our current bylaws, as approved by stockholders on May 4, 2011, recommendations must be received in writing at our principal executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.  For the 2013 annual meeting, stockholder recommendations must be received by us no earlier than January 4, 2013 and no later than February 3, 2013.  In addition, any stockholder director nominee recommendation must include the following information under our current bylaws:

•	the proposed nominee’s name, age, business address and residence address;

•	the proposed nominee’s principal occupation or employment and business experience;

•	the proposed nominee’s educational background;

•	the class and number of shares of stock of the Company owned by the proposed nominee;

•
such other information as is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, without limitation, confirmation that the nominee is from a stockholder of the Company who is the record or beneficial owner of at least 1% or $2,000 in market value of the shares of stock entitled to be voted at our next annual meeting, and who has held such shares for at least one year;

•	the nominating stockholder’s name and address, as they appear on the Company’s books; and,

•	the class and number of shares of stock of the Company beneficially owned by the nominating stockholder and the date or dates of acquisition thereof.

Criteria and Diversity

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply criteria to include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The value of diversity on the Board will be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.  We assess the effectiveness of our policies and practices on Board diversity in connection with assessing the effectiveness of our Board of Directors as a whole.  Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In order to be considered by the Board, any candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

The Nominating and Corporate Governance Committee charter, adopted effective July 20, 2011, is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.

PROPOSAL TWO:  ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the Securities and Exchange Commission), and in response to the stockholders’ advisory and non-binding vote at the annual meeting of stockholders held on May 4, 2011, we are including in this proxy statement a separate resolution, subject to stockholder vote, to approve, in a non-binding vote, the compensation of our Named Executive Officers as disclosed on pages 13 to 30.

As described in more detail below in the Compensation Discussion and Analysis section of this proxy statement, the Executive Compensation Committee has structured our executive compensation program to achieve the following key objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Align compensation with our business objectives and the interests of our stockholders.
• We incorporate cash and equity compensation components into our plan to provide incentives for short-term and long-term objectives.

o Annual cash incentives based on targets with objective, measurable criteria keep management focused on near-term results.  Caps on cash awards are built into our plan design.

o The equity compensation component, which contains vesting requirements, is designed to align our management compensation with longer-term increases in stockholder value and expose the holder to the risk of downward stock prices and volatility.

Encourage and reward high levels of performance.
• We attempt to keep base salaries relatively low and weight overall compensation toward incentive cash and equity-based compensation that rewards high levels of performance.

• A substantial portion of the total cash compensation component is in the form of a performance-based annual incentive that allows our Named Executive Officers to achieve up to 100% of salary by exceeding the performance targets.

Recognize and reward the achievement of corporate goals.
• Annual management bonuses for each of our Named Executive Officers are based on return on capital, earnings per share, and other Company-wide productivity objectives critical to our mission such as base revenue per employee per week, on-time customer service, accidents per million miles, paid miles per gallon of fuel, and driver team members lost per week, rather than individual or departmental targets, to ensure cooperation and shared incentives to reach corporate goals.

Attract and retain executive officers who contribute to our long-term success.
• We review publicly available data regarding all elements of compensation paid by trucking companies with similar size or operations to ensure we are competitive.

• Emphasis on share-based compensation that is linked to achievement of specified performance goals and appreciation in the market price of our Common Stock, and which is also subject to multi-year vesting requirements, is intended to promote long-term ownership.

• We have a relatively young management team compared to our peers and believe that structuring a large variable component into their compensation that is share-based has retention benefits.

We urge stockholders to read the Executive Compensation Discussion and Analysis beginning on page 13 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 22 through 29, which provide detailed information on the compensation of our Named Executive Officers.  The Executive Compensation Committee and the Board believe that the policies and procedures articulated in the Executive Compensation Discussion and Analysis are effective in achieving our goals.

The Board has adopted a policy of providing for an annual “say-on-pay” advisory vote.  Accordingly, we are asking our stockholders to approve, in an advisory and non-binding vote, the following resolution in respect of this Proposal TWO:

“RESOLVED, that the stockholders approve, in an advisory and non-binding vote, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders to be held on May 2, 2012.”

The Board recommends a vote "FOR" Proposal TWO.

Unless the Board modifies its policy on the frequency of future “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will be held at the 2013 Annual Meeting of Stockholders.

EXECUTIVE OFFICERS

Our executive officers are Clifton R. Beckham, Michael R. Weindel, Jr., J. Rodney Mills, Darron R. Ming and David B. Hartline.  Biographical information for Mr. Beckham is set forth under the heading “Additional Information Regarding the Board of Directors – Biographical Information” above.
J. Rodney Mills.  Mr. Mills, 47, has served as Executive Vice President, Chief Administrative Officer and General Counsel since July 2011 and served as Vice President, Safety and General Counsel from October 2006 until July 2011.  He served as Corporate Counsel from June 2004 to October 2006 and was elected Secretary in May 2005.  Prior to employment with us, Mr. Mills was a partner in a Fort Smith, Arkansas law firm, Hardin, Jesson, and Terry, PLLC, where he had provided legal representation to us since 1990.

       Darron R. Ming.  Mr. Ming, 37, has served as Executive Vice President and Chief Financial Officer since July 2011.  He served as Vice President, Finance from 2005 to July 2011 and as Chief Financial Officer since August 2007.  He served as Controller from 2001 to July 2007 and Treasurer from July 2007 to July 2009.  He joined the Company in 2000 as Accounting Manager.  Prior to joining the Company, Mr. Ming was employed at the Sparks Medical Foundation as Accounting Manager.  Mr. Ming is a Certified Public Accountant.

       Michael R. Weindel, Jr.  Mr. Weindel, 43, served as Executive Vice President and Chief Operations Officer for SCS and Intermodal since July 2011.  He served as Vice President, People from May 2008 to July 2011.  He served as Vice President, Human Resources, Recruiting and Training from January 2005 to May 2008.  He served as Director, Human Resources, Recruiting and Training from 2003 to 2005, as Director of Purchasing from 2002 to 2003 and as Director of Human Resources from 1997 to 2002.  Mr. Weindel has worked for us since 1991.

David B. Hartline. Mr. Hartline, 41, has served as Executive Vice President and Chief Operations Officer for Trucking since August 2011.  Mr. Hartline began working in the transportation industry in 1992.  Beginning in 1997 he was employed by Heartland Express, Inc. in a variety of operations roles, advancing to the position of Atlanta Terminal Manager in 2002 and to Director of Southeastern Operations in 2006, the position he held prior to joining USA Truck.

All of our executive officers are elected annually by the Board for such term as may be prescribed by the Board and until such person’s successor shall have been elected and shall qualify, or until such person’s death, resignation, or removal in the manner provided under our bylaws.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our Executive Compensation Committee has responsibility for decisions regarding the compensation of our executive management team, and for ensuring that those decisions are consistent with our compensation philosophy and objectives.  This Compensation Discussion and Analysis explains our compensation policies and practices relating to the compensation of the officers listed in the Summary Compensation Table, below, who are sometimes collectively referred to as the “Named Executive Officers.”  The Named Executive Officers include our Chief Executive Officer (“CEO”), our Chief Financial Officer and our two other most highly-compensated executive officers who were serving at December 31, 2011 and one who served as an executive officer through his termination in October 2011.

Philosophy and Objectives

The objectives of our executive compensation program are to (i) align compensation with our business objectives and the interests of our stockholders, (ii) encourage and reward high levels of performance, (iii) recognize and reward the achievement of corporate goals, and (iv) attract and retain executive officers who contribute to our long-term success.  We incorporate compensation components designed to achieve those objectives in the short term and the long term.  A substantial portion of the cash compensation component is in the form of a performance-based annual incentive, which keeps management focused on near-term results.  The equity compensation component, which contains vesting requirements, is designed to align our management compensation with longer-term increases in stockholder value.  Consistent with our culture of cost control and performance-based management, the Executive Compensation Committee historically has kept base salaries relatively low while keeping a significant portion of compensation weighted toward incentive cash and equity-based compensation.  This balance between salaries and performance-based cash and equity awards reflects our commitment to placing a meaningful portion of our executive officers’ compensation at risk by linking it to achievement of specified performance goals and appreciation in the market price of our Common Stock.  While annual cash incentives play an important role in the Company’s executive compensation program, overweighting this form of compensation can encourage strategies and risks that may not correlate with the long-term best interests of the Company.  The Executive Compensation Committee strives to mitigate potential risk relating to the short-term nature of our annual incentive plan through a mix of financial metrics, which provide checks and balances, as well as through the caps on cash awards built into the plan design.  We emphasize share-based compensation to promote long-term ownership, long-term stockholder perspective and responsible practices, encouraging significant and sustainable performance over the longer term.  The Executive Compensation Committee believes that our compensation plans and practices will reward executive officers for their contributions to our success and provide incentives to them to continue performing services for us to the best of their abilities.

In making decisions regarding an executive’s total compensation, the Executive Compensation Committee considers whether the total compensation is (i) fair and reasonable to us, (ii) internally appropriate based upon our culture and the compensation of our other employees, and (iii) within a reasonable range of the compensation afforded by other opportunities.  The Executive Compensation Committee also bases its decisions regarding compensation upon its assessment of the executive’s leadership, integrity, individual performance, years of experience, skill set, level of commitment and responsibility required in the position, contributions to our financial performance, creation of stockholder value, and current and past compensation.  In determining the mix of compensation elements, the Executive Compensation Committee considers the effect of each element in relation to total compensation.  The Executive Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Executive Compensation Committee, the Executive Compensation Committee’s general understanding of compensation levels at public companies, and the historical compensation levels of the executive officers, and, with respect to executives other than the CEO, we consider the recommendations of the CEO.  We generally do not rely on rigid formulas (other than performance measures under our annual cash bonus program) or short-term changes in business performance when setting compensation.

Procedures

In making decisions regarding the compensation of our executive officers, the Executive Compensation Committee utilizes an extensive process for evaluating the performance of the Company and individual executive officers in making compensation decisions.  In developing the process, the Committee recognizes the need for the Company’s executive compensation structure to be competitive and for it to be an aid in the recruitment and retention of key executives.  In addition, the process needs to recognize the continuing consolidation of duties amongst the members of executive management as that group has been reduced from nine to five members.  The key elements of that process are as follows:

•	The Committee receives and reviews a report from our President and CEO containing:

o
A summary and analysis of publicly available data regarding all elements of compensation paid by the following publicly held trucking companies whose size and/or operations are similar to ours: Celadon Group, Inc., Covenant Transportation Group, Inc., Heartland Express, Inc., Marten Transport, Ltd. and P.A.M. Transportation Services, Inc.

o
A comparison of our financial performance in measures such as revenue and earnings per share growth, cost of capital, return on capital, economic value added, returns on equity and assets, share price growth and market capitalization growth compared with the financial performance of the following well established, publicly held trucking companies of various sizes: Celadon Group, Inc., Covenant Transportation Group, Inc., Heartland Express, Inc., Marten Transport, Ltd. and P.A.M. Transportation Services, Inc.

o
A comparison, based on several measures, of our operating performance to the operating performance of the following publicly held trucking companies: Celadon Group, Inc., Covenant Transportation Group, Inc., Heartland Express, Inc., Marten Transport, Ltd. and P.A.M. Transportation Services, Inc.

o	An internal pay equity analysis comparing the base salaries and potential cash incentive compensation available to various levels of our management, including our President and CEO.

o
An evaluation by our President and CEO of the performance of the executive management team and each executive officer, other than the President and CEO, on the basis of specific performance indicators, as described in more detail below.

•
Our President and CEO presents to the Executive Compensation Committee a summary, in tabular format, of all elements of compensation paid to all executive officers, other than the President and CEO, as well as the most recent changes in cash compensation, together with the President and CEO’s recommendations for adjustments to each element of compensation, based on the information and analysis described above and such subjective factors as the President and CEO may deem appropriate or on which the Committee may request information.

•
Our President and CEO presents to the Executive Compensation Committee a summary, in tabular format, of all elements of the President and CEO’s compensation, as well as the most recent changes in cash compensation, without any recommendations for adjustment.

•
Based on these reports, analyses and recommendations, and such other factors as the Executive Compensation Committee may deem appropriate in particular circumstances, including subjective factors and the competitiveness of the labor market in which we compete for executive talent, the Committee makes its determinations regarding any adjustments to the compensation of the President and CEO and our other executive officers.  The President and CEO will typically be present for the Committee’s deliberations regarding other executive officers in order to answer questions and assist in the Committee’s review of the data presented, but is not present for the Committee’s deliberations regarding his own compensation.  The Committee will establish a maximum increase in the salary of each executive officer, and the President and CEO will then determine the specific adjustment to be made to the salary of each executive officer other than himself.

•	The determinations of the Executive Compensation Committee are communicated to the full Board of Directors.

In its consideration of the relative compensation levels (including the percentage allocated to long-term equity incentives) of corporate executives in other publicly traded trucking companies, the Committee does not engage in any formal benchmarking, that is, it does not attempt to set the compensation of our executives at a level having any pre-determined relationship to compensation paid by members of this group of peer companies.  Whether actual compensation is above or below compensation paid by other companies to officers in comparable positions will depend on the achievement of performance objectives, the amount available for distribution as cash awards under our Executive Profit-Sharing Incentive Plan and the market value of shares of our Common Stock issued in connection with equity awards, all of which, we believe, are directly related to our performance.

During 2011, when decisions regarding 2011 compensation for our executive officers were made, our President and CEO, Clifton R. Beckham, had responsibility for conducting performance evaluations and making related reports to the Committee for all executive officers other than himself.  The President and CEO also made recommendations to the Committee regarding specific salary increases and awards under our 2004 Equity Incentive Plan for those officers.  Performance evaluations and reports relating to the performance of our President and CEO, and recommendations regarding salary increases and equity awards to that individual (currently, a single officer), are the responsibility of the Committee.  In evaluating the performance of our executive officers, the Executive Compensation Committee reviews information regarding our performance in a number of areas.  In recent years, the Committee has focused primarily on revenue growth, operating ratio, earnings per share growth, returns on equity, assets and invested capital and the valuation and trading volume of our stock, all of which are reviewed in relationship to general economic conditions and the relative performance of our competitors.

The specific performance indicators used by the President and CEO to evaluate the performance of the executive team and individual executive officers include various measures of financial and operating performance, operating costs, personnel management and retention, safety performance and compliance with the Company’s rules, procedures and codes.  In assessing performance for each officer, our President and CEO may rely on subjective factors as well as quantitative factors, including long-term performance trends and performance relative to our industry.  Although specific salary adjustments and other compensation decisions are within the discretion of the Executive Compensation Committee, we expect that the President and CEO will usually recommend salary increases within certain ranges in correlation to the overall performance achieved by individual officers.

The Committee conducts annual compensation reviews in January of each year and annual salary adjustments will generally be made effective as of January 1, although any other date can be selected.  The Committee believes that this allows for more efficient and productive analysis of the Company’s and the executive officers’ full-year performance, as well as comparative information about the performance and compensation practices of other companies in the Company’s industry, as described above.

In general, the Executive Compensation Committee does not consider amounts that may be realized by our executive officers from prior compensation awards, such as appreciation in the value of stock previously acquired pursuant to stock options or restricted stock awards, when making decisions regarding current compensation.  The Committee has not engaged or received reports from any third party compensation consultants.

2011 Compensation Program

During 2008, the Executive Compensation Committee undertook a substantial review and evaluation of our compensation program for executive officers.  In conducting its evaluation, the Executive Compensation Committee relied upon its own investigation and experience.  The Executive Compensation Committee’s goals for the evaluation included the following:

•	Establishing an overall compensation program that reflects competitive target compensation levels for our senior executive officers that can be achieved with strong Company performance;

•
Designing a compensation program intended to better align senior executive incentive compensation substantially with factors that correlate to increases in stockholder value, while also exposing senior executive officers to the risk of downside stock performance;

•	Maintaining a compensation system where a substantial portion of overall compensation is linked to Company performance;

•
Consolidating the normal executive officer review and compensation process into a comprehensive annual process following the close of each fiscal year, rather than separating decisions regarding salary, bonus, and equity compensation; and,

•	Balancing the use of equity incentives against the dilution to stockholders in a manner that reflects customary share usage and fair value transfer.

In conducting its evaluation, the Executive Compensation Committee reviewed a range of information, including, but not limited to, the following items: (i) publicly disclosed financial and compensation information of the truckload carriers noted above; (ii) information from investment banking sources concerning the correlation between stock price performance and various performance measures; (iii) the key performance measures that align with our operational goals; and (iv) the incentive structure for our other employees to ensure alignment of our executive officers with the broader employee group.  After reviewing the information and discussing the proposed program with the President and CEO, in January 2011 the Executive Compensation Committee adopted a program on which to base executive officer compensation in 2011 (the “2011 Program”).

The 2011 Program retains the three major elements we have historically employed: base salary, annual cash bonus linked to specific factors and equity compensation.  A discussion of each element of compensation included in the 2011 Program follows.

Base Salary

We pay base salaries at levels that reward executive officers for ongoing performance and that enable us to attract, motivate and retain highly qualified executives, taking into consideration the cost of living in our region.  Base pay is a critical element of our compensation program because it provides our executive officers with stability.  Compensation stability allows our executives to focus their attention and efforts on creating stockholder value and on our other business objectives.  In determining base salaries, we consider the executive’s current salary and the executive’s qualifications and experience, including, but not limited to, the executive’s length of service with our Company, the executive’s industry knowledge, and the quality and effectiveness of the executive’s leadership, scope of responsibilities, past performance and future potential of providing value to our stockholders.  We set our base salaries at a level that allows us to pay a significant portion of an executive officer’s total compensation in the form of incentive compensation, including annual cash bonuses and long-term incentives.  We believe this mix of compensation helps us incentivize our executives to maximize stockholder value in the long run.  We consider adjustments to base salaries annually to reflect the foregoing factors.  We do not apply a specific weighting to each of such factors, nor do we apply firm benchmarking to similarly situated executives of other comparable companies.

The changes in base salaries paid during 2011 for our Named Executive Officers were as follows:

Name	2010 Base Salary	2011 Base Salary	Change in Base Salary
Clifton R. Beckham (1)	$ 255,456	$ 315,228	23.4%
Michael R. Weindel, Jr. (1)	189,768	207,132	9.2%
Darron R. Ming (1)	189,456	204,726	8.1%
J. Rodney Mills (1)	182,460	203,356	11.5%
Craig S. Shelly (2)	183,456	235,064	28.1%

(1)
The reason for the salary increases of our Named Executive Officers during 2011 was in recognition of their increased responsibilities due to the retirement of two executive officers and an overall reduction in the executive management group from nine to five members.

(2)	Mr. Shelly served as an executive officer of the Company until October 2011, at which time his employment was terminated and he received a lump sum severance payment included herein.

Annual Cash Bonus Program

As part of its evaluation, the Executive Compensation Committee reviewed the incentive targets used by other companies, many of which related to various measures of financial returns and earnings per share.  The Executive Compensation Committee also reviewed and discussed, with input from the President and CEO, various non-financial measures that were important to our overall performance.  The Executive Compensation Committee also reviewed information from investment banking sources concerning the correlation between certain financial measures and increases in stockholder value.  Following this review, the Executive Compensation Committee adopted a combination of financial and non-financial annual bonus targets that the Executive Compensation Committee expects to provide an incentive to the executives to manage multiple aspects of our business, regardless of whether the operating environment makes achievement of one aspect difficult.  The annual cash bonus targets and related reasons are as follows:

•
Return on Capital.  The Executive Compensation Committee believes that stockholder value is more likely to increase if our return on capital exceeds our weighted average cost of capital over time.  The Company has adopted an initial return on capital target of 10%.  This target may be higher or lower than our weighted average cost of capital at any given time, but we believe it represents a representative target over time based on a moderately leveraged capital structure, prevailing interest rates and a historical equity risk premium.  For 2011, our return on capital was below our weighted average cost of capital.  Accordingly, the Executive Compensation Committee intends to adopt incentive targets for this criterion that move toward weighted average cost of capital over time.  This criterion encourages management to deploy capital efficiently and return excess capital to the stockholders.  It also balances incentives based purely on growth.  For purposes of executive officer compensation in 2012, we are calculating return on capital as follows: after-tax operating income/(average total debt + average stockholders’ equity).

•
Earnings per Share.  Earnings per share growth also correlates with stockholder value, and the Executive Compensation Committee believes that truckload carriers are judged by many investors based on increases in earnings per share.

•
Five Points.  The five points goals represent five key operating metrics in our business.  These are the same performance measures on which many of our other team members are evaluated.  These key metrics may include, but are not limited to, any of the following:  Spider Web lane compliance, successful operating system software conversion, accidents per million miles, paid miles per gallon of fuel and driver employees lost per week.

Under the 2011 Program, each of our Named Executive Officers had the opportunity to earn a cash bonus of 70% of salary by achieving the performance targets, and earn a cash bonus of up to 100% of salary by exceeding the performance targets.  The following table sets forth the performance targets.
Executive Team Cash Incentive Targets
Return on Capital		Earnings per Share		The Five Points		Total
Performance Level	% of Salary	Performance Level	% of Salary	Performance Level	% of Salary	Performance Level	% of Salary
<2.2%	0.00%	<$0.30	0.00%	<3 out of 5	0.00%	Minimum	15.00%
2.2%	5.00%	$0.30	5.00%	3 out of 5	5.00%
3.5%	10.00%	$0.50	10.00%	4 out of 5	7.50%
4.8%	20.00%	$0.70	20.00%
6.1%	30.00%	$0.90	30.00%	5 out of 5	10.00%	Target	70.00%
7.4%	35.00%	$1.10	35.00%
8.7%	40.00%	$1.30	40.00%
10.0%	45.00%	$1.50	45.00%			Maximum	100.00%

				Spider Web Lane Compliance	57.2%
				Successful operating system software conversion	By July 7, 2011
				Accidents per Million Miles	7.9
				Paid Miles per Gallon of Fuel	5.50
				Driver Employees Lost per Week	43

We did not meet the performance targets for 2011 and, therefore, no incentive cash payments were made to any Named Executive Officers under the Plan for 2011.

Equity Compensation

The Executive Compensation Committee believes that the equity compensation component of executive compensation should be meaningfully aligned with increasing stockholder value, while also exposing the holder to the risk of downward stock prices and volatility.  Over time, the Executive Compensation Committee expects to grant equity compensation using a target mix of approximately 50% stock options and 50% restricted stock, which is expected to translate into approximately one-half of the grant date value represented by each of stock options and restricted stock (considering stock options at their Black-Scholes-Merton value upon issuance and restricted stock at the closing stock price on the date of issuance).

Other aspects of the equity compensation program for our executive officers include the following:

•
One-fourth of each annual grant will be made each quarter during the year to attempt to align the option strike prices and restricted stock valuations with average prices for the year and reduce volatility;

•
A target grant date value equal to approximately 15% of base salary for all participants (the 2011 Program allows for a grant of up to 30% of base salary, but only 15% has been granted due to performance);

•	Time vesting over three years; and

•	Stock option to qualify as incentive stock options, to the extent possible.

Our 2004 Equity Incentive Plan is the only plan under which we may award equity-based compensation annually.  Under this Plan, we are currently authorized to issue up to a maximum of 1,050,000 shares of Common Stock.  On the day of each annual meeting of our stockholders for a period of nine years, starting in 2005 and ending in 2013, the maximum number of shares of Common Stock available for issuance under the Plan will automatically increase by 25,000 shares or such lesser number as determined by the Board.  Therefore, as of May 2, 2012, the aggregate number of shares of Common Stock available for issuance under the Plan will be 1,100,000, including shares previously awarded.  As of December 31, 2011, 605,433 shares of Common Stock were available for granting equity awards under the Plan.  No Named Executive Officer may receive in any one calendar year awards relating to more than 30,000 shares of Common Stock under such Plan.  Equity-based awards, payable in shares of stock or cash, may be granted to executive officers under our 2004 Equity Incentive Plan.  Awards may be granted to any of our employees, officers or directors or an affiliate as may be determined by the Executive Compensation Committee from time to time.  Such equity-based awards may take the form of performance shares, performance units, restricted stock, stock units, stock appreciation rights or stock options.  The Executive Compensation Committee may cause the awards to be subject to the attainment of certain performance goals.  The Executive Compensation Committee may grant to our executive officers options designated as incentive stock options or nonqualified stock options.  The exercise price is determined by the Committee, but may not be less than 100% of the fair market value, as defined in such plan, of the Common Stock on the date of grant.

On January 26, 2011, the Executive Compensation Committee of the Board of Directors of the Company approved the USA Truck, Inc. Executive Team Incentive Plan, with awarded shares being granted from the 2004 Equity Incentive Plan.  The Executive Team Incentive Plan consists of cash and equity incentive awards.  The cash incentives will be awarded upon the achievement of predetermined results in designated performance measurements, which will be identified by the Committee on an annual basis.  Executive Team Incentive Plan participants will be paid a cash percentage of their base salaries corresponding with the level of results achieved.  As determined by the Committee on an annual basis, Executive Team Incentive Plan participants are also eligible for an annual equity incentive award consisting of Company Common Stock, issued under the 2004 Equity Incentive Plan.  The equity incentive awards will consist of a combination of Restricted Stock Awards (“RSAs”) and Incentive Stock Options (“ISOs”).  The value of the equity award to each participant will be granted 50% in the form of RSAs and 50% in the form of ISOs, as defined.  To the extent options fail to qualify as “incentive stock options” under IRS regulations, they will be non-qualified stock options.  Annual awards approved by the Committee will be granted quarterly and will vest one-third each year on August 1, beginning the year following the year in which the shares are awarded.

The Executive Compensation Committee considered various alternatives, including the use of performance targets for restricted stock vesting.  The Executive Compensation Committee determined, however, that the combination of restricted stock (which provides upside potential and downside exposure) and stock options (which have value only if the stock price increases) accomplishes much the same effect.  Based on its review, during 2011, the Executive Compensation Committee awarded 6,282 restricted shares and incentive stock options to purchase 23,268 shares of the Company’s Common Stock to the Named Executive Officers under this Plan, as follows:

Name and Principal Position	Stock Options (#)	Restricted Stock (#)
Clifton R. Beckham	6,131	1,702
President and Chief Executive Officer
Michael R. Weindel, Jr.	4,554	1,264
Executive Vice President and Chief Operations Officer for SCS and Intermodal
Darron R. Ming	4,547	1,261
Executive Vice President and Chief Financial Officer
J. Rodney Mills	4,378	1,214
Executive Vice President, Chief Administrative Officer and General Counsel
Craig S. Shelly	3,658	841
Executive Vice President and Chief Strategy Officer (1)

(1)	Mr. Shelly’s employment was terminated during October 2011.

In 2008, the Executive Compensation Committee awarded 114,736 restricted shares under the 2004 Equity Incentive Plan to the Named Executive Officers, as follows:  Clifton R. Beckham – 29,952; Michael R. Weindel, Jr. – 21,880; Darron R. Ming – 20,968; J. Rodney Mills – 20,968; and, Craig S. Shelly – 20,968.  The grants were made effective as of July 18, 2008, and were valued at $12.13 per share, which was the closing price of the Company’s Common Stock on that date.  Each participating officer’s restricted shares will vest in varying amounts over the ten year period beginning April 1, 2011, subject to the Company’s attainment of specified retained earnings growth objectives.  Management must attain an average five-year trailing retained earnings annual growth rate of 10% (before dividends) in order for the shares to qualify for full vesting (pro rata vesting will apply down to 50% at a 5% annual growth rate).  Any shares that fail to vest as a result of the Company’s failure to attain a performance goal will revert to the 2004 Equity Incentive Plan where they will remain available for grants under the terms of that plan until that plan expires in 2014.  The 2008 awards under this plan were intended to provide a long-term incentive for our relatively young management team to remain at the Company and build sustained stockholder value.  The terms of these awards may not be indicative of the terms of future awards.  On April 1, 2011, 5,736 shares granted to Messrs. Beckham, Weindel, Ming, Mills and Shelly were forfeited due to the Company not meeting the performance criteria for 2010.  During the quarter ended June 30, 2011, management determined that the performance criteria will not be met for the 5,736 shares granted to Messrs. Beckham, Weindel, Ming, Mills and Shelly that were to vest on April 1, 2012, therefore these shares were deemed forfeited.  During the quarter ended June 30, 2011, management also determined that the performance criteria will not be met for the 11,474 shares granted to Messrs. Beckham, Weindel, Ming, Mills and Shelly that were to vest on April 1, 2013, therefore these shares were also deemed forfeited.  These 17,210 shares will remain outstanding until their scheduled vesting dates, at which time their forfeiture will become effective and the shares will revert to the 2004 Equity Incentive Plan.  Upon the termination of employment of Craig S. Shelly during October 2011, the 19,920 unvested shares under this award to him were forfeited and returned to the 2004 Equity Incentive Plan.

The 2003 Restricted Stock Award Plan terminated on August 31, 2009.  This plan was established by the Board of Directors using shares of our Common Stock contributed by Robert M. Powell, our then current Chairman of the Board and former CEO.  Upon termination of the plan, as set forth in the provisions of the plan, any shares previously forfeited due to the Company not meeting designated performance criteria were returned to Mr. Powell.  During the 2011 year, the 2,000 shares previously deemed forfeited remained outstanding until their scheduled vesting date of March 1, 2011, at which time their forfeiture became effective and the shares were returned to Mr. Powell.  No awards were issued under this plan since 2005.

On February 6, 2012, the Committee determined that no grants will be made to our Named Executive Officers.

Other Elements of Compensation

In addition to the three principal elements of our compensation program described above, we also provide to our executive officers premium payments on life insurance policies, under which we are not the beneficiary, and a matching amount to the qualifying contributions made under our 401(k) Investment Plan, which was suspended effective April 1, 2009.  Until 2008, we historically had provided a Company-owned automobile, but we have discontinued that practice.  None of our executive officers or employees has a written employment agreement, and, other than David Hartline, we do not maintain any plans or programs providing for severance or other post-termination benefits.  The Company has agreed with Mr. Hartline, that in the event of his termination of employment for any reason other than cause, he will receive severance payments amounting to three months of his base salary at the time of termination.  Awards granted in 2009, 2010, 2011 and February 2012, provide for the payment, or acceleration of payment, of compensation in connection with any change of control of the Company.  Under certain circumstances in which there is a change in control, certain outstanding unexercisable stock options and unvested restricted stock granted to recipients, including Named Executive Officers, may become immediately exercisable or subject to immediate vesting, respectively, upon the occurrence of such event, notwithstanding that such stock options or restricted shares may not otherwise have been fully exercisable or fully vested.  Awards granted prior to 2009 do not provide for any acceleration of payment.  The Committee granting awards under our 2004 Equity Incentive Plan may provide for acceleration of vesting of individual awards in connection with any future awards.

Generally, and as qualified by the terms of the plan and award notices, a change in control occurs if:  (i) someone acquires 50% or more of the combined voting power of the stock of the Company, unless after the transaction more than 75% of the acquiring company is owned by all or substantially all of those persons who were beneficial owners of the Company prior to such acquisition; (ii) a majority of our directors is replaced, other than by new directors approved by existing directors; (iii) we consummate a reorganization, merger, or consolidation where, following such transaction, all or substantially all of those persons who were beneficial owners of the Company immediately prior to the transaction do not own, immediately after the transaction, more than 75% of the outstanding securities of the resulting corporation; or (iv) we sell or liquidate all or substantially all of our assets.  The estimated value of stock options and restricted stock that would have vested for our Named Executive Officers as of December 31, 2011 under the acceleration scenarios described above are as follows: Clifton R. Beckham – $27,264; Michael R. Weindel, Jr. –$20,229; Darron R. Ming – $19,874; and, J. Rodney Mills – $19,449.   The value for the accelerated restricted stock was calculated by multiplying the closing market price of our stock on December 30, 2011 ($7.73), the last trading day of the fiscal year, by the number of shares of accelerated restricted stock.

The Role of Stockholder Say-on-Pay Vote

At the Company’s annual meeting of stockholders held on May 4, 2011, our stockholders had the opportunity to cast an advisory vote (a “say-on-pay” proposal) on the compensation of our executive officers as disclosed in our proxy statement for that meeting.  Stockholders approved the say-on-pay proposal by the affirmative vote of 93.4% of the shares cast on that proposal.  The Executive Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation, and accordingly the Committee did not change its philosophy in designing the compensation plan for fiscal 2011. The Executive Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our Named Executive Officers.

At last year’s annual meeting, our stockholders also had the opportunity to cast an advisory vote (a “say-on-frequency” proposal) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings.  Stockholders had the choice of voting to have the say-on-pay vote every year, every two years or every three years.  The frequency receiving the highest number of votes was every year.  In accordance with this vote, at the current time our Board of Directors has determined it will hold the say-on-pay advisory vote every year.

Accounting and Tax Considerations

In making its compensation decisions, the Executive Compensation Committee considers, and attempts to comply with, the performance-based compensation exception under Section 162(m) of the Internal Revenue Code.  The Committee also considers, and attempts to avoid, any additional taxes or interest charges under Section 409A(a)(1)(B) of the Internal Revenue Code.  Under Section 162(m), a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives exceeding $1,000,000 in any taxable year, unless the compensation is performance-based and meets certain other requirements including stockholder approval and outside director administration.  To date, no executive officer has received compensation in any year that exceeded $1,000,000.  If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A(a)(2), (3), and (4), then the benefits are taxable in the first year that they are not subject to a substantial risk of forfeiture and are subject to additional tax plus interest under Section 409A(a)(1)(B).

Executive Compensation Tables

The following table, based on 2011 total compensation, sets forth certain information concerning the compensation for our Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Stock Awards (1)(2)($)	Options Awards (1)($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Clifton R. Beckham	2011	315,228	19,172	19,161	--	--	353,561
President and Chief	2010	255,456	19,153	19,161	--	--	293,770
Executive Officer	2009	255,456	38,326	38,321	--	1,277	333,380

Michael R. Weindel, Jr.(3)	2011	207,132	14,236	14,232	--	1,000	236,600
Executive Vice President	2010	189,768	14,216	14,229	--	1,000	219,213
and Chief Operations Officer
for SCS and Intermodal

Darron R. Ming	2011	204,726	14,203	14,211	--	--	233,140
Executive Vice President	2010	189,456	13,769	13,766	--	--	216,991
and Chief Financial Officer	2009	183,456	27,517	27,517	--	1,149	239,639

J. Rodney Mills (3)	2011	203,356	13,671	13,682	--	1,000	231,709
Executive Vice President,
Chief Administrative Officer
and General Counsel

Craig S. Shelly (3)	2011	235,064	10,322	10,319	--	--	255,705
Executive Vice President
and Chief Strategy Officer

(1)
The amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the impact of estimated forfeitures for service-based vesting conditions.  See also “Note 11. Stock Plans” to our 2011 consolidated financial statements in “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the Company’s stock plans and the methods used to account for stock plan activity.

(2)
Our awards of restricted stock are subject to vesting conditions, which may include certain performance criteria.  The stock awards granted in 2008 will vest in varying amounts over the ten-year period beginning April 1, 2011, subject to the Company’s attainment of retained earnings growth.  The amounts set forth above have been calculated assuming all such criteria will be met.  The stock awards have been valued at the grant date fair value.

The stock awards granted in 2009, 2010 and 2011 do not include performance criteria and will vest in equal increments over a three-year period commencing August 1, 2010 for those granted in 2009, August 1, 2011 for those granted in 2010 and August 1, 2012 for those granted in 2011.  The amounts set forth have been calculated assuming all increments will vest and the shares awarded have been valued at the grant date fair value.

(3)	This table only reflects compensation for the years in which Messrs. Weindel, Mills and Shelly were Named Executive Officers. Mr. Shelly’s employment was terminated in October 2011.

Narrative to the Summary Compensation Table

See “Executive Compensation – Compensation Discussion and Analysis” for a complete description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

Grants of Plan-Based Awards
Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Clifton R. Beckham	07/16/08	--	220,660	315,228	--	--	--	--	--	--	--
	02/01/11	--	--	--	--	--	--	393	1,323	12.20	9,584
	05/02/11	--	--	--	--	--	--	383	1,808	12.52	9,586
	08/01/11	--	--	--	--	--	--	396	1,963	12.11	9,586
	11/01/11	--	--	--	--	--	--	530	1,037	9.03	9,577

Michael R. Weindel, Jr.	07/16/08	--	144,992	207,132	--	--	--	--	--	--	--
	02/01/11	--	--	--	--	--	--	292	983	12.20	7,120
	05/02/11	--	--	--	--	--	--	284	1,343	12.52	7,115
	08/01/11	--	--	--	--	--	--	294	1,458	12.11	7,118
	11/01/11	--	--	--	--	--	--	394	770	9.03	7,115

Darron R. Ming	07/16/08	--	143,308	204,726	--	--	--	--	--	--	--
	02/01/11	--	--	--	--	--	--	291	981	12.20	7,101
	05/02/11	--	--	--	--	--	--	284	1,341	12.52	7,110
	08/01/11	--	--	--	--	--	--	293	1,456	12.11	7,101
	11/01/11	--	--	--	--	--	--	393	769	9.03	7,102

J. Rodney Mills	07/16/08	--	142,349	203,356	--	--	--	--	--	--	--
	02/01/11	--	--	--	--	--	--	280	945	12.20	6,837
	05/02/11	--	--	--	--	--	--	273	1,291	12.52	6,839
	08/01/11	--	--	--	--	--	--	282	1,402	12.11	6,836
	11/01/11	--	--	--	--	--	--	379	740	9.03	6,841

Craig S. Shelly	07/16/08	--	164,545	235,064	--	--	--	--	--	--	--
	02/01/11	--	--	--	--	--	--	282	950	12.20	6,879
	05/02/11	--	--	--	--	--	--	275	1,298	12.52	6,883
	08/01/11	--	--	--	--	--	--	284	1,410	12.11	6,879
	11/01/11	--	--	--	--	--	--	--	--	--	--

(1)
Our 2011 Program does not provide for any “Threshold” or minimum payments for any particular level of performance.  Each Named Executive Officer has the opportunity to earn a cash bonus of 70% of salary by achieving the performance targets, and may earn up to 100% of salary by exceeding the performance targets.  The amounts shown in the “Target” column are the amounts that would have been paid to the Named Executive Officers if we had met the performance targets for 2011.  The amounts shown in the “Maximum” column are the maximum amounts that the officers could have received under the 2011 Program for 2011, which are equal to 100% of the respective 2011 annual salaries received by the officers while serving in qualifying positions.  We did not meet the performance targets for 2011 and, therefore, no incentive cash payments were made to any Named Executive Officers for 2011.

(2)
On July 16, 2008, the Executive Compensation Committee granted awards of restricted shares to certain officers of the Company, including Messrs. Beckham, Weindel, Ming, Mills and Shelly. As the specified performance targets commence with the fiscal year ending December 31, 2011, no shares vested during 2011.  On April 1, 2011, 5,736 shares granted to Messrs. Beckham, Weindel, Ming, Mills and Shelly were forfeited due to the Company not meeting the performance criteria for 2010.  During the quarter ended June 30, 2011, management determined that the performance criteria will not be met for the 5,736 shares granted to Messrs. Beckham, Weindel, Ming, Mills and Shelly that were to vest on April 1, 2012, therefore these shares were deemed forfeited.  During the quarter ended June 30, 2011, management also determined that the performance criteria will not be met for the 11,474 shares granted to Messrs. Beckham, Weindel, Ming, Mills and Shelly that were to vest on April 1, 2013, therefore these shares were also deemed forfeited.  These 17,210 shares will remain outstanding until their scheduled vesting dates, at which time their forfeiture will become effective and the shares will revert to the 2004 Equity Incentive Plan.  Upon the termination of employment of Craig S. Shelly during October 2011, the 19,920 unvested shares under this award to him were forfeited and returned to the 2004 Equity Incentive Plan.

(3)
This column represents the full grant date fair value of the stock and option awards granted to the Named Executive Officers in 2011.  The amounts shown represent the aggregate grant date fair value multiplied by the number of shares awarded.  See also “Note 12. Stock Plans” to our 2011 consolidated financial statements in “Item 8. Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the Company’s stock plans and the methods used to account for stock plan activity.

Narrative to Grants of Plan-Based Awards

See “Executive Compensation – Compensation Discussion and Analysis” for a complete description of the performance targets for payment of incentive awards.

The following table sets forth certain information concerning the values realized upon exercise of options or vesting of restricted stock during fiscal year 2011.

2011 OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)($)
Clifton R. Beckham	--	--	1,390	16,833
Michael R. Weindel, Jr. (3)	1,200	1,056	1,034	12,522
Darron R. Ming	1,600	1,408	1,000	12,110
J. Rodney Mills	--	--	994	12,037
Craig S. Shelly	--	--	1,000	12,110

(1)	Determined by multiplying the number of shares acquired on exercise by the difference between the closing price of our Common Stock on the date of exercise and the exercise price.

(2)	Determined by multiplying the number of shares acquired upon vesting by the closing price of the date of vest.

(3)
The performance criteria for the shares of restricted stock granted under the 2003 Restricted Stock Award Plan for fiscal year 2010 were not met.  Accordingly, the shares of restricted stock that would have vested on March 1, 2011 were forfeited.

The following table sets forth information concerning outstanding exercisable and unexercisable option awards as of the end of fiscal year 2011.  The following table also sets forth information concerning outstanding stock awards as of the end of fiscal year 2011 that had been granted but that had not yet vested and had not yet been earned.  For this purpose, an “unearned” award is one for which it has not yet been determined whether the applicable performance goals will be met.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Clifton R. Beckham	541 (1)		14.18	08/01/2013
	541 (2)		14.18	08/01/2014
	726 (1)		13.88	08/01/2013
	726 (2)		13.88	08/01/2014
	674 (1)		14.50	08/01/2013
	674 (2)		14.50	08/01/2014
	923 (1)		11.19	08/01/2013
	923 (2)		11.19	08/01/2014
	451 (2)		12.21	08/01/2014
	281 (2)		18.58	08/01/2014
	258 (2)		16.49	08/01/2014
	292 (2)		13.61	08/01/2014
		542 (5)	14.18	08/01/2015
		725 (5)	13.88	08/01/2015
		673 (5)	14.50	08/01/2015
		923 (5)	11.19	08/01/2015
		451 (5)	12.21	08/01/2015
		451 (6)	12.21	08/01/2016
		281 (5)	18.58	08/01/2015
		281 (6)	18.58	08/01/2016
		258 (5)	16.49	08/01/2015
		258 (6)	16.49	08/01/2016
		292 (5)	13.61	08/01/2015
		292 (6)	13.61	08/01/2016
		441 (5)	12.20	08/01/2015
		441 (6)	12.20	08/01/2016
		441 (7)	12.20	08/01/2017
		603 (5)	12.52	08/01/2015
		603 (6)	12.52	08/01/2016
		602 (7)	12.52	08/01/2017
		654 (5)	12.11	08/01/2015
		654 (6)	12.11	08/01/2016
		655 (7)	12.11	08/01/2017
		346 (5)	9.03	08/01/2015
		346 (6)	9.03	08/01/2016
		345 (7)	9.03	08/01/2017
					23,961 (8)	185,219 (9)
					226 (10)	1,747 (9)
					230 (11)	1,778 (9)
					221 (12)	1,708 (9)
					286 (13)	2,211 (9)
					261 (14)	2,018 (9)
					173 (15)	1,337 (9)
					193 (16)	1,492 (9)
					235 (17)	1,817 (9)
					393 (18)	3,038 (9)
					383 (19)	2,961 (9)
					396 (20)	3,061 (9)
					530 (21)	4,097 (9)

Michael R. Weindel, Jr.	1,700 (3)		22.54	04/01/2012
	1,700 (4)		22.54	04/01/2013
	402 (1)		14.18	08/01/2013
	402 (2)		14.18	08/01/2014
	539 (1)		13.88	08/01/2013
	539 (2)		13.88	08/01/2014
	500 (1)		14.50	08/01/2013
	500 (2)		14.50	08/01/2014
	686 (1)		11.19	08/01/2013
	686 (2)		11.19	08/01/2014
	335 (2)		12.21	08/01/2014
	209 (2)		18.58	08/01/2014
	192 (2)		16.49	08/01/2014
	217 (2)		13.61	08/01/2014
		1,700 (23)	22.54	04/01/2014
		402 (5)	14.18	08/01/2015
		539 (5)	13.88	08/01/2015
		501 (5)	14.50	08/01/2015
		685 (5)	11.19	08/01/2015
		335 (5)	12.21	08/01/2015
		335 (6)	12.21	08/01/2016
		209 (5)	18.58	08/01/2015
		208 (6)	18.58	08/01/2016
		192 (5)	16.49	08/01/2015
		191 (6)	16.49	08/01/2016
		217 (5)	13.61	08/01/2015
		216 (6)	13.61	08/01/2016
		328 (5)	12.20	08/01/2015
		328 (6)	12.20	08/01/2016
		327 (7)	12.20	08/01/2017
		448 (5)	12.52	08/01/2015
		448 (6)	12.52	08/01/2016
		447 (7)	12.52	08/01/2017
		486 (5)	12.11	08/01/2015
		486 (6)	12.11	08/01/2016
		486 (7)	12.11	08/01/2017
		257 (5)	9.03	08/01/2015
		257 (6)	9.03	08/01/2016
		256 (7)	9.03	08/01/2017

					17,504 (8)	135,306 (9)
					168 (10)	1,299 (9)
					171 (11)	1,322 (9)
					163 (12)	1,260 (9)
					212 (13)	1,639 (9)
					194 (14)	1,500 (9)
					127 (15)	982 (9)
					144 (16)	1,113 (9)
					174 (17)	1,345 (9)
					292 (18)	2,257 (9)
					284 (19)	2,195 (9)
					294 (20)	2,273 (9)
					394 (21)	3,046 (9)

Darron R. Ming	389 (1)		14.18	08/01/2013
	389 (2)		14.18	08/01/2014
	521 (1)		13.88	08/01/2013
	521 (2)		13.88	08/01/2014
	484 (1)		14.50	08/01/2013
	484 (2)		14.50	08/01/2014
	663 (1)		11.19	08/01/2013
	663 (2)		11.19	08/01/2014
	324 (2)		12.21	08/01/2014
	202 (2)		18.58	08/01/2014
	185 (2)		16.49	08/01/2014
	210 (2)		13.61	08/01/2014
		388 (5)	14.18	08/01/2015
		522 (5)	13.88	08/01/2015
		483 (5)	14.50	08/01/2015
		662 (5)	11.19	08/01/2015
		324 (5)	12.21	08/01/2015
		324 (6)	12.21	08/01/2016
		202 (5)	18.58	08/01/2015
		202 (6)	18.58	08/01/2016
		185 (5)	16.49	08/01/2015
		186 (6)	16.49	08/01/2016
		210 (5)	13.61	08/01/2015
		209 (6)	13.61	08/01/2016
		327 (5)	12.20	08/01/2015
		327 (6)	12.20	08/01/2016
		327 (7)	12.20	08/01/2017
		447 (5)	12.52	08/01/2015
		447 (6)	12.52	08/01/2016
		447 (7)	12.52	08/01/2017
		485 (5)	12.11	08/01/2015
		485 (6)	12.11	08/01/2016
		486 (7)	12.11	08/01/2017
		256 (5)	9.03	08/01/2015
		256 (6)	9.03	08/01/2016
		257 (7)	9.03	08/01/2017

					16,775 (8)	129,671 (9)
					162 (10)	1,252 (9)
					166 (11)	1,283 (9)
					158 (12)	1,221 (9)
					205 (13)	1,585 (9)
					188 (14)	1,453 (9)
					123 (15)	951 (9)
					139 (16)	1,074 (9)
					169 (17)	1,306 (9)
					291 (18)	2,249 (9)
					284 (19)	2,195 (9)
					293 (20)	2,265 (9)
					393 (21)	3,038 (9)

J. Rodney Mills	600 (3)		22.54	04/01/2012
	387 (1)		14.18	08/01/2013
	387 (2)		14.18	08/01/2014
	518 (1)		13.88	08/01/2013
	518 (2)		13.88	08/01/2014
	481 (1)		14.50	08/01/2013
	481 (2)		14.50	08/01/2014
	659 (1)		11.19	08/01/2013
	659 (2)		11.19	08/01/2014
	322 (2)		12.21	08/01/2014
	201 (2)		18.58	08/01/2014
	184 (2)		16.49	08/01/2014
	208 (2)		13.61	08/01/2014
		386 (5)	14.18	08/01/2015
		519 (5)	13.88	08/01/2015
		482 (5)	14.50	08/01/2015
		660 (5)	11.19	08/01/2015
		322 (5)	12.21	08/01/2015
		322 (6)	12.21	08/01/2016
		201 (5)	18.58	08/01/2015
		200 (6)	18.58	08/01/2016
		184 (5)	16.49	08/01/2015
		185 (6)	16.49	08/01/2016
		208 (5)	13.61	08/01/2015
		209 (6)	13.61	08/01/2016
		315 (5)	12.20	08/01/2015
		315 (6)	12.20	08/01/2016
		315 (7)	12.20	08/01/2017
		430 (5)	12.52	08/01/2015
		430 (6)	12.52	08/01/2016
		431 (7)	12.52	08/01/2017
		467 (5)	12.11	08/01/2015
		467 (6)	12.11	08/01/2016
		468 (7)	12.11	08/01/2017
		247 (5)	9.03	08/01/2015
		247 (6)	9.03	08/01/2016
		246 (7)	9.03	08/01/2017
					16,775 (8)	129,671 (9)
					162 (10)	1,252 (9)
					165 (11)	1,275 (9)
					158 (12)	1,221 (9)
					203 (13)	1,569 (9)
					187 (14)	1,446 (9)
					122 (15)	943 (9)
					138 (16)	1,067 (9)
					167 (17)	1,291 (9)
					280 (18)	2,164 (9)
					273 (19)	2,110 (9)
					282 (20)	2,180 (9)
					379 (21)	2,930 (9)

Craig S. Shelly (22)	--	--	--	--	--	--

(1)	Options had a vesting date of 08/01/10

(2)	Options had a vesting date of 08/01/11

(3)	Options had a vesting date of 04/01/10

(4)	Options had a vesting date of 04/01/11

(5)	Options have a vesting date of 08/01/12

(6)	Options have a vesting date of 08/01/13

(7)	Options have a vesting date of 08/01/14

(8)
The restricted stock shown in this table is based upon the award of a total of 200,000 shares of restricted stock to certain officers of the Company including Messrs. Beckham, Weindel, Ming and Mills on July 16, 2008.  Each participating officer’s restricted shares of Common Stock will vest in varying amounts over the ten year period beginning April 1, 2011, subject to the Company’s attainment of retained earnings growth.  The increment that was set to vest on April 1, 2012 was deemed forfeited on June 30, 2011 due to the Company not meeting the specified performance criteria.  The shares remained outstanding until April 1, 2012, at which time their forfeiture became effective.  The number of shares deemed forfeited for Messrs. Beckham, Weindel, Ming and Mills were 1,498, 1,094, 1,048 and 1,048, respectively.  Because it was conclusively determined by December 31, 2011 that such second increment would be forfeited, the shares covered by such increment of this award did not represent potentially realizable compensation to Messrs. Beckham, Weindel, Ming and Mills at year end, and such shares are not included in this table.  The increment that was set to vest on April 1, 2013 was deemed forfeited on June 30, 2011 due to the Company not meeting the specified performance criteria.  The shares will remain outstanding until their scheduled vesting date of April 1, 2013, at which time their forfeiture will become effective.  The number of shares deemed forfeited for Messrs. Beckham, Weindel, Ming and Mills were 2,995, 2,188, 2,097 and 2,097, respectively.  Because it was conclusively determined by December 31, 2011 that such third increment would be forfeited, the shares covered by such increment of this award did not represent potentially realizable compensation to Messrs. Beckham, Weindel, Ming and Mills at year end, and such shares are not included in this table.

(9)
The market value of shares of unvested, unearned restricted stock is equal to the product of the closing market price of our Common Stock at the most recent fiscal year end and the number of unvested, unearned shares.  The closing market price of our Common Stock was $7.73 on December 30, 2011.

(10)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on February 2, 2009.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2010 and continuing through and including August 1, 2012.

(11)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on May 1, 2009.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2010 and continuing through and including August 1, 2012.

(12)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on August 3, 2009.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2010 and continuing through and including August 1, 2012.

(13)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on November 2, 2009.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2010 and continuing through and including August 1, 2012.

(14)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on February 1, 2010.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2011 and continuing through and including August 1, 2013.

(15)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on May 3, 2010.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2011 and continuing through and including August 1, 2013.

(16)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on August 2, 2010.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2011 and continuing through and including August 1, 2013.

(17)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on November 1, 2010.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2011 and continuing through and including August 1, 2013.

(18)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on February 1, 2011.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2012 and continuing through and including August 1, 2014.

(19)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on May 2, 2011.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2012 and continuing through and including August 1, 2014.

(20)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on August 1, 2011.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2012 and continuing through and including August 1, 2014.

(21)
The restricted stock shown in this table is based upon the grant of restricted stock to certain employees of the Company including Messrs. Beckham, Weindel, Ming and Mills on November 1, 2011.  Each participating employee’s restricted shares of Common Stock will vest in annual increments of one-third beginning August 1, 2012 and continuing through and including August 1, 2014.

(22)	Mr. Shelly’s employment was terminated during October 2011. At December 31, 2011, all outstanding equity awards previously granted to Mr. Shelly had been forfeited.

(23)	Options had a vesting date of 04/01/12.

Non-Qualified Deferred Compensation

We do not offer, and our Named Executive Officers did not participate in, any non-qualified deferred compensation programs during the year ended December 31, 2011.

Pension Benefits

We do not offer, and our Named Executive Officers did not participate in, any pension plan during the year ended December 31, 2011.

DIRECTOR COMPENSATION

        During 2011, we paid each nonemployee director an annual retainer of $10,000 payable in quarterly installments of $2,500.  Each nonemployee director was also paid a fee of $1,000 per Board meeting attended in person and $500 per telephone Board meeting.

During 2011, the Chairman of the Audit Committee was paid an annual retainer of $7,500 payable in quarterly installments of $1,875, in addition to a $5,000 annual retainer paid to all members of the Audit Committee in quarterly installments of $1,250.  Audit Committee members were also paid a fee of $500 per Audit Committee meeting attended in person and $250 per telephone Audit Committee meeting.

During 2011, the Chairman of the Executive Compensation Committee was paid an annual retainer of $2,000 payable in quarterly installments of $500, in addition to a $1,000 annual retainer paid to all members of the Executive Compensation Committee in quarterly installments of $250.  Executive Compensation Committee members were also paid a fee of $500 per Executive Compensation Committee meeting attended in person and $250 per telephone Executive Compensation Committee meeting.

        In connection with the stockholders’ approval of the amendments to the Company’s bylaws on May 4, 2011, the Board established a separate Nominating and Corporate Governance Committee comprised solely of independent directors.  The Chairman and all members of the Nominating and Corporate Governance Committee were paid an annual retainer of $2,000 payable in quarterly installments of $500.  The Chairman and all members of the Nominating and Corporate Governance Committee received no fees for attending individual Committee meetings.

Directors who are our employees do not receive compensation for board or committee service.

Upon Mr. Elliott’s appointment as Chairman of the Board in May 2011, the Board approved a compensation package for the Chairman of the Board consisting of an annual retainer of $80,000 with 50% of that amount payable in cash and 50% payable in restricted shares of the Company’s stock.  The cash portion shall be payable in quarterly installments of $10,000.  The equity portion shall be made annually following the annual meeting of stockholders and shall equal $40,000 divided by the average stock price during the prior four fiscal quarters and all shares granted shall vest on the date of the next succeeding annual meeting of stockholders.  All unvested shares shall vest upon a change in control of the Company, or the death or disability of the Chairman.  The fees Mr. Elliott receives for his membership and chairmanship roles on various Board Committees were not changed, and Mr. Elliott will not receive any fees for attending individual Board of Director meetings.

The 2004 Equity Incentive Plan permits awards of incentive stock options, nonqualified stock options, restricted stock, stock units, performance shares, performance units and other incentives payable in cash or in shares of Common Stock.  Individuals to whom awards may be granted include any employee, officer or director of the Company or of any entity that is directly or indirectly controlled by the Company.  No individual director may receive in any one calendar year awards amounting to more than 30,000 shares of our Common Stock.  The Executive Compensation Committee may grant stock options to directors either in the form of incentive stock options or nonqualified stock options, except that incentive stock options may not be granted to nonemployee directors.  The exercise price of any shares subject to a stock option may be no less than 100% of the fair market value of the shares on the date the stock option is granted, or 110% of such fair market value for an incentive stock option granted to a participant who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of our stock or one of our parent or subsidiary corporations.  The Plan is administered by the Executive Compensation Committee of the Board.  The Board or the Executive Compensation Committee may delegate the administration of the Plan, subject to certain limitations.

Option grants to nonemployee directors are usually considered by the Nominating and Corporate Governance Committee at the time of quarterly Board meetings.  Because those meetings usually occur before we publicly announce our quarterly results of operations, the members of the Committee may possess material nonpublic information when the Committee grants options to our nonemployee directors.  However, the meetings at which option grants are considered are determined in advance, and we do not attempt to time any option grants, or the release of earnings information, to affect the value of any option awards or otherwise to provide any advantage to the grantees, and the Committee does not take any positive or negative nonpublic information into account in determining whether or in what amounts to grant options.  No options were granted to nonemployee directors in 2011.

The following table sets forth information concerning compensation for the last fiscal year for our nonemployee directors.

2011 DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($) (1)	Total ($)
Terry A. Elliott	50,500	--	40,000	90,500
Richard B. Beauchamp	33,500	--	--	33,500
William H. Hanna	32,500	--	--	32,500
James D. Simpson, III	17,500	--	--	17,500
James B. Speed	17,000	--	--	17,000

(1)	Mr. Elliott was granted 2,772 shares of restricted stock on June 15, 2011, which will vest on the date of the 2012 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Executive Compensation Committee is comprised of Richard B. Beauchamp (Chairman), William H. Hanna and Terry A. Elliott.

During 2011, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors, our executive officers, and their affiliates.

See “Certain Transactions” for a description of certain transactions between us and our other directors, executive officers or their affiliates, and “Executive Compensation – Director Compensation” for a description of compensation of the members of the Executive Compensation Committee.

EXECUTIVE COMPENSATION COMMITTEE REPORT

In performing its duties, the Executive Compensation Committee, as required by applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board of Directors that our Compensation Discussion and Analysis be included in this Proxy Statement.  The Executive Compensation Committee Report follows.

The Executive Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Executive Compensation Committee:
Richard B. Beauchamp (Chairman)
William H. Hanna
Terry A. Elliott

RISKS PRESENTED BY THE COMPANY’S COMPENSATION PROGRAMS

As required by the SEC rules, the Company has assessed the risks that could arise from its compensation policies, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a materially adverse effect on the Company.  The Company’s risk-assessment of its compensation policies creates a strong alignment between the interests of management and stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm we utilized during fiscal years 2011 and 2010 was Grant Thornton LLP.  Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.  The representatives of Grant Thornton LLP will have the opportunity to make a statement at the Annual Meeting if they choose to do so.

Principal Accounting Fees and Services

The following table presents fees for professional services rendered by our principal accountant, Grant Thornton LLP, for the years ended December 31, 2011 and 2010 for the audit of the Company’s consolidated financial statements and fees billed for other services rendered by Grant Thornton LLP during 2011 and 2010.

	2011	2010
Audit Fees (a)	$314,853	$310,148

Other Fees:
Audit-Related Fees (b)	--	--
Tax Fees (c)	--	28,944
All Other Fees (d)	--	--

(a)
Fees and expenses for (i) the integrated audit of the consolidated financial statements included in our Annual Reports on Form 10-K and internal control over financial reporting; (ii) the reviews of the interim consolidated financial information included in our Quarterly Reports on Form 10-Q; (iii) consultations concerning financial accounting and reporting; and (iv) reviews of documents filed with the SEC and provision of related consents.

(b)	Fees and expenses paid to our principal accountant for services reasonably related to the performance of the audit or review of our financial statements that are not reported under “audit fees”.

(c)	Fees and expenses paid to our principal accountant for (i) tax compliance; (ii) tax planning; and (iii) tax advice.

(d)	Fees and expenses paid to our principal accountant for services other than audit fees, audit-related fees, and tax fees.

The Audit Committee selects the firm that performs the integrated audit of our consolidated financial statements and internal control over financial reporting, determines the compensation of that firm and pre-approves all services of any type that firm renders to us.  The Audit Committee has been informed of the types of services Grant Thornton LLP rendered to us and has determined that, in providing those services, Grant Thornton LLP has maintained its independence as to us.  The Audit Committee has a written policy for the pre-approval of the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair their independence.  The Audit Committee pre-approves the engagement terms and fees of annual audit services, and any changes in such terms and fees resulting from changes in audit scope, our structure or other matters.  The Audit Committee may also grant pre-approval for other audit services, audit-related services (which include assurance and related services that are reasonably related to the audit or review of our consolidated financial statements and that are traditionally performed by the independent auditor) and tax services.  Each pre-approval, unless earlier withdrawn or modified by the Audit Committee, has a term of twelve months, unless the Audit Committee specifically provides for a different period.  The pre-approval policy also contains a non-exclusive list of prohibited non-audit services that may not be performed by our independent registered public accounting firm, and provides that permissible non-audit services classified as “all other services” must be separately pre-approved by the Audit Committee.  The Audit Committee did not approve any services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated under the Exchange Act, which permits the waiver of the pre-approval requirements in certain circumstances.

REPORT OF AUDIT COMMITTEE

In performing its duties, the Audit Committee, as required by applicable rules of the SEC, issues a report recommending to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K, and determines certain other matters, including the independence of our independent registered public accounting firm.  The Audit Committee Report for 2011 is set forth below.

The Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this proxy statement by reference, except to the extent we incorporate such report by specific reference.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls over financial reporting.  The Company’s management has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls.  The Company retains an independent registered public accounting firm, which is responsible for conducting an independent audit of the Company’s financial statements, the effectiveness of management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon.

In performing its duties, the Audit Committee has discussed the Company’s financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and the Company’s independent registered public accounting firm and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm.  For the fiscal year ended December 31, 2011, the Audit Committee (i) reviewed and discussed the audited financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting with management and Grant Thornton LLP, the Company’s independent registered public accounting firm; (ii) discussed with the independent registered public accounting firm the matters required to be disclosed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as amended; (iii) received and discussed with the independent registered public accounting firm the written disclosures and the letter from such accounting firm required by Independence Standards Board Statement No. 1, Independence Discussions with Audit Committees, as amended; and (iv) has discussed with the independent registered public accounting firm its independence. The Audit Committee met with representatives of the independent registered public accounting firm without management or other persons present four times during 2011.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Audit Committee:
Terry A. Elliott (Chairman)
Richard B. Beauchamp
William H. Hanna

CORPORATE GOVERNANCE AND RELATED MATTERS

We are committed to conducting our business in accordance with the highest ethical standards.  As part of that commitment, the Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to all directors, officers and employees, which sets forth the conduct and ethics expected of all our affiliates and employees, a copy of which is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.  In addition, any amendments to, or waivers of, any provision of the Code of Ethics that apply to our principal executive, financial, and accounting officers, or persons performing similar functions, will be posted at that same location on our website.  In connection with the stockholders approval in 2011 of the amendments to the Company’s bylaws, the Board established a separate Nominating and Corporate Governance Committee comprised solely of independent directors.  The independent directors of the Nominating and Corporate Governance Committee have responsibility to, in part, recommend to the full Board corporate governance guidelines applicable to the Company and lead the Board in its annual review of the Board’s performance.

We adopted a Policy Statement and Procedures for Reporting of Violations and Complaints (“Whistleblower Policy”), a copy of which is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.  The Whistleblower Policy is intended to create a workplace environment that encourages open and honest communication and to hold USA Truck and our personnel, including senior management, accountable for adhering to our ethical standards.  The Whistleblower Policy establishes procedures for any person to report violations by us or any of our personnel of our Code of Ethics or any laws, rules or regulations without fear of retaliation.  The Whistleblower Policy also contains special procedures for submission by employees of confidential, anonymous complaints involving our accounting practices and internal accounting controls.

We also adopted a Stockholder Communications with Directors Policy, which describes the manner in which stockholders can send communications to the Board and sets forth our policy regarding Board members’ attendance at annual meetings of stockholders.  This Policy is available at our Internet address http://www.usa-truck.com under the “Corporate Governance” tab of the “Investors” menu.

CERTAIN TRANSACTIONS

We have a long-standing written policy of not making loans to our officers, directors or affiliates. Our policy further prohibits entering into leases, equipment purchase agreements or other contracts with our officers, directors or affiliates unless the Board, and the disinterested members of the Board, so approve upon the Audit Committee’s recommendation, after the Audit Committee has determined that the transaction is reasonable, in the best interest of USA Truck and on terms no less favorable than could be obtained from an unrelated third party.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely upon a review of the copies of such forms furnished to us, we believe that none of our officers, directors, and greater than 10% beneficial owners failed to file on a timely basis the reports required by Section 16(a).

STOCKHOLDER PROPOSALS

Our 2013 Annual Meeting is tentatively scheduled to be held during the first week of May 2013. Stockholder proposals intended to be presented at the 2013 annual meeting of stockholders must be received by the Company no later than December 5, 2012 to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. If any stockholder intends to present a proposal at the 2013 annual meeting of stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 4, 2013 and no later than February 3, 2013. Any notice received prior to January 4, 2013 or after February 3, 2013 is untimely.

Proposals must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s bylaws, committee charters and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. Proposals should be addressed to USA Truck, Inc., Attention: Corporate Secretary, 3200 Industrial Park Road, Van Buren, Arkansas 72956.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors
J. RODNEY MILLS
Secretary

April 4, 2012

Upon written request of any stockholder, the Company will furnish, without charge, a copy of the Company’s 2011 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto.  The written request should be sent to J. Rodney Mills, Secretary of the Company, at the Company’s executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956.  The written request must state that as of March 5, 2012, the person making the request was a beneficial owner of shares of the Common Stock of the Company.

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY USA TRUCK, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS MAY 2, 2012.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS ONE AND TWO.
The stockholder  of record  hereby appoints  TERRY A. ELLIOTT and CLIFTON R. BECKHAM, and either  of them, with full power  of substitution,  as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of USA Truck, Inc. (the “Company”),  to be held  on May  2, 2012, at 10:00 a.m.,  Central Time,  and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

			For All	Withhold All	For All Except
1. Election of three (3) Class II directors for a term of office expiring at the 2015 Annual Meeting of Stockholders
(01) Clifton R. Beckham, (02) Terry A. Elliott and (03) Richard B. Beauchamp
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

			For	Against	Abstain
2. Advisory approval of the Company’s Executive Compensation

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES FOR THE ELECTION OF THE NAMED NOMINEES AND FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.
Please be sure to date and sign this proxy card in the box below.	Date
Sign above co-holder (if any) sign above		The stockholder acknowledges receipt of the Notice and Proxy Statement for the 2012 Annual Meeting of Stockholders and the annual report to stockholders for the year ended December 31, 2011.
(Please sign exactly as name(s) appear(s) above. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Detach above card, sign, date and mail in postage paid envelope provided.

USA TRUCK, INC.

PLEASE SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

ON-LINE ANNUAL MEETING MATERIALS: http://www.cfpproxy.com/4887